SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 30, 2014

Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On January 30, 2014, Unity Bank (the “Bank”), a New Jersey state chartered commercial bank and the wholly owned subsidiary of the Registrant, entered into the Fourth Amendment to Lease (the “Amended Lease”) with Clinton Unity Group, LLC (the “Landlord”), amending the lease dated July 31, 2009, previously amended on August 4, 2009. The Amended Lease is with respect to the property located at 64 Old Highway 22, Clinton, New Jersey (the “Property”), where the Bank’s and the Registrant’s headquarters are located.

The term of the Amended Lease has been extended until December 31, 2018 at an annual base rent of $400,000 payable in monthly installments of $33,333.34.  The annual base rent shall be subject to annual increases beginning January 1, 2016 equal to the increases in the consumer price index for the New York Metropolitan area; provided that, in no event shall the base rent increase by more than 1.5% per year.

In addition, the purchase option under the Amended Lease was revised to be exercisable between January 1, 2014 and December 31, 2017 at a price of the appraised value of the Property plus five hundred thousand ($500,000) dollars.  If the Bank utilizes such option, the Bank agrees to further reimburse a portion of all capital improvements undertaken by the Landlord on the Property.  The portion to be reimbursed shall be determined by a formula described in the Amended Lease.

David D. Dallas, the Chairman of the Board of the Registrant and the Bank, and Robert H. Dallas, a director of the Registrant and the Bank, are two of the members of the Landlord. The Amended Lease was approved by the disinterested members of the Board of Directors.

A copy of the Amended Lease is annexed hereto as Exhibit 10.1

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1         Fourth Amendment to Lease by and between Clinton Unity Group, LLC and Unity Bank dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date:  February 4, 2014

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #DESCRIPTION

10.1    Fourth Amendment to Lease by and between Clinton Unity Group, LLC and Unity Bank dated January 30, 2014.